02:34:02 PM                                             EXHIBIT 99. 10


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1995-F

                            KEY PERFORMANCE FACTORS
                                    AUGUST, 1996



        Expected B Maturity                                       09/15/00


        Blended Coupon                                             6.1753%


        Excess Protection Level
          3 Month Average                                            4.40%
        August, 1996                                                 5.11%
        July, 1996                                                   3.90%
        June, 1996                                                   4.19%


        Cash Yield                                                  17.70%


        Investor Charge Offs                                         4.00%


        Base Rate                                                    8.59%


        Over 35 Day Delinquency                                      4.35%


        Seller's Interest                                           11.65%


        Total Payment Rate                                          11.58%


        Total Principal Balance                         $17,417,329,014.31


        Investor Participation Amount                      $500,000,000.00


        Seller Participation Amount                      $2,029,454,014.31